              PREFERRED STOCK EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

          THIS PREFERRED STOCK EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of May 14, 1998 between Rural Cellular Corporation, a Minnesota corporation (the "Company"), and TD Securities (USA) Inc., NationsBanc Montgomery Securities LLC and BancBoston Securities Inc. (collectively, the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement dated May 7, 1998 between the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for, in relevant part, the sale by the Company to the Initial Purchasers of 125,000 shares of the Company's Exchangeable Preferred Stock (as defined herein). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Certificate of Designation" shall mean the Certificate of Designation of Voting Power, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of the 11 3/8% Senior Exchangeable Preferred Stock of Rural Cellular Corporation, as filed with the Minnesota Secretary of State on May 13, 1998.

          "Company" shall have the meaning set forth in the preamble of this Agreement and also includes the Company's successors.

          "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company, PROVIDED, HOWEVER, that any such depositary must have an address in the Borough of Manhattan, in New York City.

          "Exchange Preferred Stock" shall mean new shares of preferred stock issued by the Company under the Certificate of Designation having terms identical in all respects to the Preferred Stock (except that (i) dividends thereon shall accrue from the last date on which dividends were paid on the Preferred Stock or, if no such dividends have been paid, from the Original Issue Date (or, with respect to Additional Shares, the date of issuance thereof) ,
(ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated dividend rate thereon shall be eliminated) to be offered to Holders of Preferred Stock in exchange for Registrable Preferred Stock pursuant to the Preferred Stock Exchange Offer.

          "Exchangeable Preferred Stock" shall mean shares of the Company's 113/8% Senior Exchangeable Preferred Stock, liquidation preference $1,000 per share, issued under the Certificate of Designation.

          "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Preferred Stock and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Preferred Stock.

          "Initial Purchasers" shall have the meaning set forth in the preamble of this Agreement.

          "Majority Holders" shall mean the Holders of a majority of the aggregate liquidation preference of outstanding Registrable Preferred Stock; PROVIDED that whenever the consent or approval of Holders of a specified percentage of Registrable Preferred Stock is required hereunder, Registrable Preferred Stock held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent holders of Registrable Preferred Stock if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Preferred Stock) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Original Issue Date" shall mean the date on which the Exchangeable Preferred Stock is first issued to the Initial Purchasers under the Certificate of Designation.

          "Participating Broker-Dealer" shall have the meaning set forth in
Section 3(f) of this Agreement.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Preferred Stock" shall mean (i) the 125,000 shares of Exchangeable Preferred Stock purchased by the Initial Purchasers pursuant to the Purchase Agreement and (ii) shares of

Exchangeable Preferred Stock which may be issued as dividends on the shares of Exchangeable Preferred Stock referred to in clause (i) above in accordance with the Certificate of Designation.

          "Preferred Stock Exchange Offer" shall mean the exchange offer by the Company of Exchange Preferred Stock for Registrable Preferred Stock pursuant to
Section 2(a) hereof.

          "Preferred Stock Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

          "Preferred Stock Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Preferred Stock Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the then Registrable Preferred Stock on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Preferred Stock covered by a Preferred Stock Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

          "Registrable Preferred Stock" shall mean the Preferred Stock; PROVIDED, HOWEVER, that certain Preferred Stock shall cease to be Registrable Preferred Stock when (i) a Registration Statement with respect to such Preferred Stock shall have been declared effective under the 1933 Act and such Preferred Stock shall have been disposed of pursuant to such Registration Statement, (ii) such Preferred Stock shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act,
(iii) such Preferred Stock shall have ceased to be outstanding, (iv) such Preferred Stock shall have been exchanged by a Person other than a Broker-Dealer for Exchange Preferred Stock upon consummation of the Preferred Stock Exchange Offer or (v) following the exchange by a

Participating Broker-Dealer in the Preferred Stock Exchange Offer of Preferred Stock for Exchange Preferred Stock, that Exchange Preferred Stock is sold to a purchaser who receives from that Participating Broker-Dealer on or before the date of that sale a copy of the Prospectus.

          "Registration Default" shall have the meaning set forth in Section
2(e).

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state or other securities or blue sky qualification of any of the Exchange Preferred Stock or Registrable Preferred Stock), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Registrable Preferred Stock or Exchange Preferred Stock and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Preferred Stock or Exchange Preferred Stock on any securities exchange or exchanges, (vi) the reasonable fees and disbursements of counsel for the Company and, in the case of a Preferred Stock Shelf Registration Statement, the reasonable fees and disbursements (including the expenses of preparing and distributing any underwriting or securities sales agreement) of one counsel (in addition to appropriate local counsel, if any) for the Holders (which counsel shall be selected in writing by the Majority Holders), (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (viii) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD (if required by the NASD rules) in connection with the offering of the Registrable Preferred Stock or Exchange Preferred Stock, (ix) the fees and expenses of the Transfer Agent, including its counsel, and any escrow agent or custodian and (x) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Preferred Stock by a Holder.

          "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Preferred Stock or Registrable Preferred Stock pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Rule 144A" means Rule 144A under the 1933 Act (or any successor provision), as it may be amended from time to time.

          "SEC" shall mean the Securities and Exchange Commission.

          "Shelf Registration" shall mean a registration effected pursuant to
Section 2(b) hereof.

          "Special Dividend" shall have the  meaning set forth in Section 2(e).

          "Transfer Agent" shall mean the transfer agent for the Preferred
Stock.

          2. REGISTRATION UNDER THE 1933 ACT. (a) PREFERRED STOCK EXCHANGE OFFER REGISTRATION. To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company at its cost shall
(A) file on or prior to the 90th calendar day following the Original Issue Date with the SEC a Preferred Stock Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Preferred Stock for Exchange Preferred Stock, (B) use its best efforts to cause such Preferred Stock Exchange Offer Registration Statement to be declared effective by the SEC on or prior to the 120th calendar day following the Original Issue Date, (C) use its best efforts to cause such Preferred Stock Exchange Offer Registration Statement to remain effective until 90 calendar days after the closing of the Preferred Stock Exchange Offer and (D) use its best efforts to keep the Preferred Stock Exchange Offer open for not less than 30 days after, and to consummate the Preferred Stock Exchange Offer on or prior to the 45th calendar day following (or longer if required by applicable law), the date that the Preferred Stock Exchange Offer Registration Statement is declared effective. Upon the effectiveness of the Preferred Stock Exchange Offer Registration Statement, the Company shall promptly commence the Preferred Stock Exchange Offer, it being the objective of such Preferred Stock Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f) hereof)), eligible and electing to exchange Registrable Preferred Stock for Exchange Preferred Stock (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Preferred Stock in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Preferred Stock Exchange Offer for the purpose of distributing the Exchange Preferred Stock) to trade such Exchange Preferred Stock from and after its receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          In connection with the Preferred Stock Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Preferred Stock Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) use the services of the Depositary for the Preferred Stock Exchange Offer with respect to Preferred Stock evidenced by global certificates;

          (iii) permit Holders to withdraw, in whole or in part, tendered Registrable Preferred Stock at any time prior to the close of business, New York City time, on the last business day on which the Preferred Stock Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Preferred Stock delivered for exchange, and a statement that such Holder is withdrawing, in whole or in part, his election to have such Preferred Stock exchanged; and

          (iv) otherwise comply in all respects with all applicable laws relating to the Preferred Stock Exchange Offer.

          As soon as practicable after the close of the Preferred Stock Exchange Offer, the Company shall:

          (i) accept for exchange Registrable Preferred Stock duly tendered and not validly withdrawn pursuant to the Preferred Stock Exchange Offer in accordance with the terms of the Preferred Stock Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

          (ii) deliver, or cause to be delivered, to the Transfer Agent for cancellation of certificates representing all Registrable Preferred Stock so accepted for exchange by the Company; and

          (iii) cause the Transfer Agent promptly to authenticate and deliver certificates representing Exchange Preferred Stock to each Holder of Registrable Preferred Stock equal in amount to the Registrable Preferred Stock of such Holder so accepted for exchange.

          Dividends on Preferred Stock will accrue from the last date on which dividends were paid on the Registrable Preferred Stock surrendered in exchange therefor or, if no dividends have been paid on the Registrable Preferred Stock, from the Original Issue Date. The Preferred Stock Exchange Offer shall not be subject to any conditions, other than that the Preferred Stock Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the Staff of the SEC. Each Holder of Registrable Preferred Stock (other than Participating Broker-Dealers) who wishes to exchange such Registrable Preferred Stock for Exchange Preferred Stock in the Preferred Stock Exchange Offer shall have represented that (i) any Exchange Preferred Stock to be received by it was acquired in the ordinary course of business, (ii) at the time of the commencement of the Preferred Stock Exchange Offer it has no arrangement with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Preferred Stock,(iii) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company, or if it is an affiliate it will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable and (iv) it is not acting on behalf of any Person who could not make the representations in clauses (i) through (iii) above. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Preferred Stock Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Preferred Stock in the Preferred Stock Exchange Offer.

          (b) SHELF REGISTRATION. (i) If, because of any change in law or applicable interpretations thereof by the Staff of the SEC, the Company is not permitted to effect the Preferred Stock Exchange Offer as contemplated by section 2(a) hereof, or (ii)if for any other reason the Preferred Stock Exchange Offer cannot be consummated within 210 days following the Original Issue Date, or (iii) if any Holder (other than an Initial Purchaser) is not eligible to participate in the Preferred Stock Exchange Offer or (iv) upon the request of any Initial Purchaser (with respect to any Registrable Preferred Stock which it acquired directly from the Company) following the consummation of the Preferred Stock Exchange Offer, if any such Initial Purchaser shall hold Registrable Preferred Stock which it acquired directly from the Company and if such Initial Purchaser is not permitted, in the reasonable opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the Staff of the SEC to participate in the Preferred Stock Exchange Offer, the Company shall, at its cost:

          (A) as promptly as practicable, and in any event within 90 days after the date on which such filing obligation arises, file with the SEC a Preferred Stock Shelf Registration Statement relating to the offer and sale of the then outstanding Registrable Preferred Stock by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Preferred Stock and set forth in such Preferred Stock Shelf Registration Statement, and use its best efforts to cause such Preferred Stock Shelf Registration Statement to be declared effective by the SEC on or prior to the 150th calendar day following the Original Issue Date (or promptly in the event of a request by any Initial Purchaser pursuant to clause (iv) above). In the event that the Company is required to file a Preferred Stock Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Preferred Stock Exchange Offer pursuant to clause (iii) above or upon the request of any Initial Purchaser pursuant to clause (iv) above, the Company shall file and have declared effective by the SEC both a Preferred Stock Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Preferred Stock and a Preferred Stock Shelf Registration Statement (which may be a combined Registration Statement with the Preferred Stock Exchange Offer Registration Statement) with respect to offers and sales of Registrable Preferred Stock held by such Holder or such Initial Purchaser after completion of the Preferred Stock Exchange Offer; PROVIDED, that with respect to Exchange Preferred Stock received by an Initial Purchaser in exchange for any portion of an unsold allotment of Preferred Stock, the Company may, if permitted by current interpretations of the staff of the SEC, file a post-effective amendment to the Preferred Stock Exchange Offer
     Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under Section 2(b) with respect thereto, and any such Preferred Stock Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and be governed by (for so long as such interpretation of the SEC shall continue to be effective) the provisions herein applicable to, a Preferred Stock Shelf Registration Statement.

          (B) use its best efforts to keep the Preferred Stock Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders for a period of two years from the date the Preferred Stock Shelf Registration Statement is declared effective by the SEC (or one year from the date the Preferred Stock Shelf Registration Statement is declared effective if such Preferred Stock Shelf Registration Statement is filed upon the request of any Initial Purchaser pursuant to clause (iv) above) or such shorter period which will terminate when (i) all of the Registrable Preferred Stock covered by the Preferred Stock Shelf Registration Statement has been sold pursuant to the Preferred Stock Shelf Registration Statement, (ii) the date on which all of the Registrable Preferred Stock becomes eligible for resale pursuant to Rule 144 under the 1933 Act without volume restrictions or (iii) the date on which there ceases to be any outstanding Registrable Preferred Stock; and

          (C) notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Preferred Stock Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder,(ii) any Preferred Stock Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Preferred Stock Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

          The Company further agrees, if necessary, to supplement or amend the Preferred Stock Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Preferred Stock copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) EXPENSES. The Company shall be liable for and pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and 2(b). Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions (prior to the reduction thereof with respect to selling concessions, if any) and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Preferred Stock pursuant to the Preferred Stock Shelf Registration Statement.

          (d)  EFFECTIVE REGISTRATION STATEMENT.

          (i) The Company will be deemed not to have used its best efforts to cause the Preferred Stock Exchange Offer Registration Statement or the Preferred Stock Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Preferred Stock covered thereby not being able to exchange or offer and sell such Registrable Preferred Stock during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (but not including avoidance of the Company's obligations hereunder), including a material corporate transaction, so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable.

          (ii) A Preferred Stock Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Preferred Stock Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that if, after it has been declared effective, the offering of Registrable Preferred Stock pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Preferred Stock pursuant to such Registration Statement may legally resume.

          (e) INCREASE IN DIVIDEND RATE. In the event that (i) the Preferred Stock Exchange Offer Registration Statement is not filed with the SEC on or prior to the 90th day following the Original Issue Date,(ii) the Preferred Stock Exchange Offer Registration Statement (or, if applicable, the Preferred Stock Shelf Registration Statement) has not become effective within 120 days following the Original Issue Date, (iii) the expiration of the Preferred Stock Exchange Offer has not occurred within 45 days after the effective date of the Preferred Stock Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted herein) without being succeeded immediately by an additional Registration Statement filed and declared effective (any such event referred to in clauses (i) through (iv) above, a "Registration Default;" PROVIDED that no more than one Registration Default shall be deemed in effect at any one time), the dividend rate borne by the Preferred Stock shall be increased by one-half of one percent (0.5%) per annum for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect, PROVIDED, that if a different event specified in clause
(i), (ii), (iii) or (iv) above occurs the dividend rate will again be increased as pursuant to the foregoing provisions. Such additional dividend (the "Special Dividend") shall be payable in cash (or in kind to the extent dividends are payable in kind pursuant to Section 3(a) of the Certificate of Designation) quarterly in arrears on each February 15, May 15, August 15 and November 15. For each 90-day period that the Registration Default continues, the per annum rate of such Special Dividend shall increase by an additional one-half of one percent (0.5%), PROVIDED that such rate shall in no event
exceed two percent (2.0%) per annum in the aggregate.   If the Company issues
a notice that the Preferred Stock Shelf Registration Statement is unusable pending the announcement of a material corporate transaction or otherwise pursuant to Section 3(k) hereof, or such a notice is required under applicable securities laws to be issued by the Company, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days in the aggregate, then the dividend rate borne by the Preferred Stock will be increased by one-half of one percent per annum following the date that such Preferred
Stock Shelf Registration Statement ceases to be usable beyond the 30-day period permitted above, which rate shall be increased by an additional one-half of one percent per annum for each additional 90-day period that such Preferred Stock Shelf Registration Statement continues to be unusable;
PROVIDED that the aggregate increase in such annual dividend rate may in no event exceed two percent (2.0%). Upon the Company declaring that the Preferred Stock Shelf Registration Statement is usable after the dividend rate has been increased pursuant to the preceding sentence, the dividend rate borne by the Preferred Stock will be reduced to the original dividend rate if the Company is otherwise in compliance with this paragraph; PROVIDED, HOWEVER, that if after any such reduction in dividend rate the Preferred
Stock Shelf Registration Statement again ceases to be usable beyond the period permitted above, the dividend rate will again be increased and thereafter reduced pursuant to the foregoing provisions.

          (f) SPECIFIC ENFORCEMENT. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its respective obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2(a) and 2(b) hereof.

          3. REGISTRATION PROCEDURES. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

          (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Preferred Stock by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to (i) the Preferred Stock Exchange Offer Registration Statement as may be necessary under applicable law to keep such Preferred Stock Exchange Offer Registration Statement effective for the period required to comply with Section 2(a) and (ii) the Preferred Stock Shelf Registration Statement as may be necessary under applicable law to keep such Preferred Stock Shelf Registration Statement effective for the period required pursuant to Section 2(b) hereof; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c) in the case of a Shelf Registration,(i) notify each Holder of Registrable Preferred Stock, at least ten days prior to filing, that a Preferred Stock Registration Statement (or amendment thereto) with respect to the Registrable Preferred Stock is being filed and advising such Holders that the distribution of Registrable Preferred Stock will be made in accordance with the method elected by the Majority Holders; and (ii) furnish to each Holder of Registrable Preferred Stock, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Preferred Stock, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder, counsel or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Preferred Stock; and (iii) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto, by each of the selling Holders of Registrable Preferred Stock in connection with the offering and sale of the Registrable Preferred Stock covered by the Prospectus, or any amendment or supplement thereto;

          (d) use its best efforts to register or qualify the Registrable Preferred Stock under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Preferred Stock covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Preferred Stock shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, to keep each such registration or qualification effective during the period such Registration Statement is required to be effective and to do any and all other acts and things that may be reasonably necessary or advisable to enable such Holders to consummate the disposition in each such jurisdiction of such Registrable Preferred Stock owned by such Holders; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or
(ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Registrable Preferred Stock and counsel for the Initial Purchasers promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective,
(iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Preferred Stock covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Preferred Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Preferred Stock Shelf Registration Statement is effective which makes any statement made in such Preferred Stock Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Preferred Stock Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and
(vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f)  (A)  in the case of the Preferred Stock Exchange Offer,
(i) include in the Preferred Stock Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Preferred Stock Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Preferred Stock for Exchange Preferred Stock for the resale of such Exchange Preferred Stock, (ii) furnish to each broker-dealer who desires to participate in the Preferred Stock Exchange Offer, without charge, as many copies of each Prospectus included in the Preferred Stock Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Preferred Stock Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Preferred Stock acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Preferred Stock for Registrable Preferred Stock pursuant to the Preferred Stock Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Preferred Stock,
(iv) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Preferred Stock Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Preferred Stock covered by the Prospectus or any amendment or supplement thereto in accordance with the 1933 Act, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Preferred Stock Exchange Offer (x) the following provision:

          "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Preferred Stock. If the undersigned is a broker-dealer that will receive Exchange Preferred Stock for its own account in exchange for Registrable Preferred Stock, it represents that the Registrable Preferred Stock to be exchanged for Exchange Preferred Stock was acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Preferred Stock pursuant to the Preferred Stock Exchange Offer; PROVIDED, HOWEVER, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act";

and (y) a statement to the effect that by making the acknowledgment described in subclause (x) and by delivering a Prospectus in connection with the exchange of Registrable Preferred Stock, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

               (B) to the extent any Participating Broker-Dealer participates in the Preferred Stock Exchange Offer, the Company shall use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be TD Securities (USA) Inc., unless it elects not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Preferred Stock Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below;

               (C) to the extent any Participating Broker-Dealer participates in the Preferred Stock Exchange Offer, the Company shall use its best efforts to maintain the effectiveness of the Preferred Stock Exchange Offer Registration

          Statement for a period of 90 days following the closing of the Preferred Stock Exchange Offer; and

               (D) the Company shall not be required to amend or supplement the Prospectus contained in the Preferred Stock Exchange Offer Registration Statement as would otherwise be contemplated by
          Section 3(b), or take any other action as a result of this
          Section 3(f), for a period exceeding 120 days after the last date for which exchanges are accepted pursuant to the Preferred Stock Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3;

          (g) (A) in the case of a Preferred Stock Exchange Offer, furnish counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Preferred Stock copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

          (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Preferred Stock, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Preferred Stock to facilitate the timely preparation and delivery of certificates representing Registrable Preferred Stock to be sold and not bearing any restrictive legends; and cause such Registrable Preferred Stock to be in such denominations (consistent with the provisions of the Certificate of Designation) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two business days prior to the closing of any sale of Registrable Preferred Stock;

          (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by
Section 3(e)(vi) hereof, use best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Preferred Stock, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

          (l) obtain a CUSIP number for all Exchange Preferred Stock, or Registrable Preferred Stock, as the case may be, not later than the effective date of a Registration Statement, and provide the Transfer Agent with printed certificates for the Exchange Preferred Stock or the Registrable Preferred Stock, as the case may be, in a form eligible for deposit with the Depositary;

          (m) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Preferred Stock and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

          (i) make such representations and warranties to the Holders of such Registrable Preferred Stock and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

          (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Preferred Stock being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

          (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and use best efforts to have such letters addressed to the selling Holders of Registrable Preferred Stock, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

          (iv) enter into a securities sales agreement with all of the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Preferred Stock, which agreement shall be in form, substance and scope customary for similar offerings;

          (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in
     Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

          (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

The above actions shall be done at (i) the effectiveness of such Preferred Stock Shelf Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Preferred Stock of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

          (n) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Preferred Stock and any underwriters participating in any disposition pursuant to a Preferred Stock Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, during business hours, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested upon reasonable notice by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with such Preferred Stock Shelf Registration Statement; PROVIDED, HOWEVER, that such Persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless
(i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities,(ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of such Preferred Stock Shelf Registration Statement or the use of any Prospectus),(iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (iv) such information becomes available to such Person from a source other than the Company and its subsidiaries and such source is not bound by a confidentiality agreement;

          (o) (i)in the case of an Exchange Offer, a reasonable time prior to the filing of any Preferred Stock Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to a Preferred Stock Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as any of the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Preferred Stock Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Preferred Stock Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Preferred Stock, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Preferred Stock, if any, and make such changes in any such document prior to the filing thereof as the Holders of Registrable Preferred Stock, the Initial Purchasers on behalf of such Holders, their counsel and any underwriter may reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Preferred Stock, the Initial Purchasers on behalf of such Holders or any underwriter and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object, each of which actions in this clause (iii) by the Holders shall be coordinated by one representative for all the Holders at reasonable times and in a reasonable manner;

          (p) in the case of a Shelf Registration, use its best efforts to cause all Registrable Preferred Stock to be listed on any securities exchange on which similar securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Preferred Stock, if any;

          (q) in the case of a Shelf Registration, unless the rating in effect for the Preferred Stock applies to the Exchange Preferred Stock and the Preferred Stock to be sold pursuant to a Shelf Registration, use its best efforts to cause the Registrable Preferred Stock to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Preferred Stock, if any, unless the Registrable Preferred Stock is already so rated;

          (r) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

          (s) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

          In the case of a Preferred Stock Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Preferred Stock to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Preferred Stock and make such representations, in each case, as the Company may from time to time reasonably request in writing.

          In the case of a Preferred Stock Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in
Section 3(e)(ii)-(vii) hereof, such Holder will forthwith discontinue disposition of Registrable Preferred Stock pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Preferred Stock current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Preferred Stock pursuant to a Preferred Stock Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(vi) hereof, the Company shall be deemed to have used its best efforts to keep the Preferred Stock Shelf Registration Statement effective during such period of suspension, PROVIDED, that the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Preferred Stock Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or written notice from the Company that the use of the Prospectus may be resumed.

          4. UNDERWRITTEN REGISTRATIONS. If any of the Registrable Preferred Stock covered by any Shelf Registration is to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Preferred Stock included in such offering and shall be reasonably acceptable to the Company.

          No Holder of Registrable Preferred Stock may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Preferred Stock on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          5. INDEMNIFICATION AND CONTRIBUTION. (a) The Company shall indemnify and hold harmless each Holder, including the Initial Purchaser and Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Preferred Stock, their respective affiliates, and their respective directors, officers, employees and agents, and each Person, if any, who controls any such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendments or supplements thereto) pursuant to which Exchange Preferred Stock or Registrable Preferred Stock was registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendments or supplements thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 5(c) below) any such settlement is effected with the consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by an indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

PROVIDED, HOWEVER, that (i) this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers, any Holder, including Participating Broker-Dealers, or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (ii) the Company shall not be liable to any indemnified party under this indemnity agreement with respect to the Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the Registration Statement or Prospectus which untrue statement or omission was corrected in an amended or supplemented Registration Statement or Prospectus, if the person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Registration Statement or Prospectus if the Company had previously furnished copies thereof to such indemnified party and if delivery of a prospectus is required by the 1933 Act and was not so made. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers, each underwriter who participates in an offering of Registrable Preferred Stock and the other selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, each Initial Purchaser, any underwriter or any other selling Holder, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Preferred Stock pursuant to such Shelf Registration Statement.

          (c) Each indemnified party shall give notice in writing as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel, in addition to any local counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereof), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) If the indemnification provided for in any of the indemnity provisions set forth in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Initial Purchaser and the Holders, from the offering of the Exchange Preferred Stock or Registrable Preferred Stock included in such offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Initial Purchasers, and the Holders, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, the Initial Purchasers, and the Holders shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Initial Purchasers or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Initial Purchasers and the Holders of the Registrable Preferred Stock agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity, and the Holders were treated as one entity, for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934
Act shall have the same rights to contribution as the Company. The parties hereto agree that any underwriting discount or commission or reimbursement of fees paid to any Initial Purchaser pursuant to the Purchase Agreement shall not be deemed to be a benefit received by any Initial Purchaser in connection with the offering of the Exchange Preferred Stock or Registrable Preferred
Stock in such offering.

          6. MISCELLANEOUS. (a) RULE 144 AND RULE 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Preferred Stock
(i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act,(ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Preferred Stock without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Preferred Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b) NO INCONSISTENT AGREEMENTS. The Company has not entered into nor will the Company, on or after the date of this Agreement, enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Preferred Stock in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Preferred Stock affected by such amendment, modification, supplement, waiver or departure; PROVIDED, HOWEVER, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Preferred Stock unless consented to in writing by such Holder.

          (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile transmission, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Transfer Agent,
(ii)if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if faxed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Transfer Agent at the address specified by the Transfer Agent from time to time in writing.

          (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Preferred Stock in violation of the terms hereof or of the Purchase Agreement or the Certificate of Designation. If any transferee of any Holder shall acquire Registrable Preferred Stock, in any manner, whether by operation of law or otherwise, such Registrable Preferred Stock shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Preferred Stock, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (f) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

          (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts and in separate counterparts and, when this Agreement has been executed by each party in multiple or separate counterparts, all such counterparts taken together shall constitute one and the same agreement.

          (h) EFFECT OF HEADINGS. The Section and other headings herein are for convenience only and shall not affect the construction hereof.

          (i) GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PROVISIONS). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          RURAL CELLULAR CORPORATION

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:



                                            By:
                                               -----------------------------
                                               Name:
                                               Title:


Confirmed and accepted as of
     the date first above written:

TD SECURITIES (USA) INC.

By:
   ------------------------------------
          Authorized Signatory


NATIONSBANC MONTGOMERY SECURITIES LLC

By:
   -------------------------------------
          Authorized Signatory


BANCBOSTON SECURITIES INC.

By:
   -------------------------------------
          Authorized Signatory